Exh 10-e
                          Midterm RMB Loan Contract
                             Number 11, Year 2003


Debtor: Hebei Aoxing Pharmaceutical Group Co. Ltd.
        -----------------------------------------
License number: 1301841000054
                -------------
Authorized representative: Yue, Zheng Jiang
                           ----------------
Address: East Industry Park, City of Lexing
         ----------------------------------
Bank with open accounts: Lexing Branch, Bank of China
                         ----------------------------
Contact number: 0311-5244444
                ------------
Creditor: Lexing Branch, Bank of China
          ----------------------------
Authorized representative: Zhang, Wen Zhong
                           ----------------
Address: Xian Ye Street, City of Lexing
         ------------------------------
Contact number: 0311-8582981
                ------------

     The creditor and the debtor have reached an agreement on this midterm loan arrangement through their sincere and fair negotiation. The purpose of this contact is to confirm this agreement.

     I.      Loan Amount

     The loan under this contract is an amount of RMB forty-six million (RMB 46,000,000).

     II.     Period

     The period of this loan is 60 months. As determined by the creditor and the debtor, the period starts on the day of distribution of the loan, and it ends on the day when the last payment is made. If the distribution of the loan is determined by the creditor and the debtor to be over a period of time, "the day of distribution" stated above is referred to the first day of the distribution period.

     III.    The Usage of the Loan

     The loan under this contract is solely for the construction of the submitted projects and the investment needed for their equipments.
The debtor is not allowed to change the usage of the loan without the formal written permission from the creditor.

     IV.     Interest Rate and its Calculation Method

     The annual interest rate for this loan is currently at 5.58%, and it will be reviewed and adjusted every year. On each anniversary of the initial loan effective date, the annual interest rate for the following year will be reviewed and adjusted according to the most-updated interest rates at the time of the review. In the event of any government-enforced adjustment on interest rates and their calculation methods, the creditor has the responsibility to inform the debtor prior to executing the adjustment.

     Interest starts to accumulate on the first day of loan distribution based on the actual amount distributed and the number of days the loan is in effect. The interest calculation is based on a fiscal year of 360 days.

     Loan interest is scheduled to be paid by the debtor quarterly, on March 20th, June 20th, September 20th, and December 20th during the loan period. If the last scheduled payment of the loan principal is not on the same day as the last scheduled payment of the loan interest, the debtor should pay all remaining interest on the same day the last scheduled payment of the loan principal is made.

     V.      Distribution Conditions

     The creditor has the right to withhold any distribution to the debtor if any of the following condition is not met by the debtor:

     1. A formal written request for distribution and proofs of its usages should be submitted three days prior to any distribution.

     2.      This contract and its appendixes are in effect.

     3.      The guarantees specified in Term IX of this contract are met.

     4. The debtor has opened the bank account for loan distribution and payment of loan principal, interest, and fee as required by the creditor.

     5.      The debtor has submitted the following documents to the creditor:

     a. A formal written authorization from the debtor's Board of Directors to sign and execute this contract

     b. A list of individuals who are authorized to sign this contract and its related documents and a list of their signatures

     c. A formal proof of the collected funds and budgets for the projects funded by this loan

     d. All approved documents for the projects' planning, land usage, and construction plans.

     e.      Official permits for the projects

     6.      No violation as defined in Term XII of this contract occurs.

     7. The debtor has complied with all related laws and regulations; and all other distribution requirements set by the creditor and the debtor have been met.


     VI.     Distribution Schedule

     The debtor is required by the creditor to collect all loan distributions as defined in this contract within 12 months from December 31st, 2003.


     VII.    Distribution Method

     The debtor is required by the creditor to submit a formal written loan distribution request to the creditor at each distribution. All standard loan distribution procedures at Bank of China are also required.

     VIII.   Payments

     The debtor has the responsibility to make the following scheduled loan payments as defined by this contract:

     Payment              Date of Payment       Payment Amount
     ---------------------------------------------------------
       1                    2007.12.31          RMB 13,000,000
       2                    2008.12.31          RMB 33,000,000

     If the debtor wants to make any change on any scheduled date of payment, the debtor should submit a formal written request to the creditor 15 days prior to the corresponding date of payment. Any change on the loan payment schedule should be confirmed by a formal written agreement between the creditor and the debtor unless this change has been previously accepted.

     If the debtor has more than one loan with the creditor which is due, the creditor has the right to determine the order of payments for all loans owed by the debtor.

     The debtor is allowed to make an early loan payment prior to the a scheduled date of payment, in which the debtor is required to submit a formal written application seven days prior to the intended date of early payment. The early payment amount will be credited to the last scheduled payment as defined in this contract. Any early payment approved by the creditor can't be re-accessed by the debtor.

     IX.     Collaterals and Guarantors

     The following are collaterals and guarantors for the debt under this contract:

     1.      The real property and land belonging to Hebei Aoxing
             Pharmaceutical Group Co. Ltd.

     2.      The land belonging to Yuangzhong Farm of Xingle City, Hebei.

     3.      70% of Hebei Aoxing Pharmaceutical Group Co. Ltd stocks.

     4.      All new equipments purchased by Hebei Aoxing Pharmaceutical Group
             Co. Ltd.

     If a collateral or guarantor suffers any major downfall in its financial status, or a collateral or guarantor lost its ability to provide the above guarantee, the creditor has the right to require the debtor the replace this collateral or guarantor.

     X.      Insurance

     The debtor is required to purchase insurance to cover perils on all equipments, project construction, logistic, and business liability related to this loan from an insurance company approved by the creditor. The insurance coverage purchased must meet the requirements set by the creditor, and the coverage amount must be no less than the loan principal amount defined by this contract. The debtor has the responsibility to transfer all insurance proceeds to the creditor, and the debtor should submit all original insurance policies to the creditor within 15 days after this contract becomes effective. The debtor can't cancel any insurance policy before the loan principal, interest, and fees under this contract are paid in full. If any insurance policy is terminated by the debtor, the creditor has the right to enforce the policy or replace it with another insurance policy. In either case all expense and premium will be paid by the debtor, and the debtor is also responsible for any loss which the creditor might suffer from the termination of any insurance policy.

     The debtor has the responsibility to notify the creditor in a formal written letter of any loss within three days after the debtor is informed of such a loss. The debtor should also follow the procedures in the insurance policy to file a claim to the insurance carrier. Any loss the creditor suffers due to the lack of response by the debtor in any insurance claim should be paid for by the debtor.

     An insurance proceed will be credited to the principal, interest, and other fees of this loan. However, the creditor has the right to decide whether a proceed can be used to support any projects or trades which this loan originally supports. Insufficient proceed to credit the principal and interest of this loan is NOT a valid reason to have this loan pardoned.


     XI.     Disclosures & Commitments

     The debtor hereby states the following disclosures:

     1.      The debtor has registered legally and exists as a legal entity.

     2. The debtor has obtained all necessary discretions to sign this contract.

     3. All documents, information, reports, and certificates which the debtor provides to the creditor are accurate, actual, complete, and effective.

     4. The debtor has not concealed any of the following past or present events, which can have some negative impact on the debtor's ability to execute this contract:

     a. Any legal or criminal proceeding, or any legal claim, of which the debtor or any of the debtor's executive members is a party.

     b. Any violation in which the debtor is responsible for in any other contract.

     c. Any current debt, potential debt, or any security for a loan to a third party that the debtor is responsible for.

     d.      Any legal or criminal proceeding which is currently pending.

     e. Any situation that can have a negative impact on the debtor's financial strength or the debtor's ability to pay back this loan.

     The debtor hereby states the following commitments:

     1. The debtor will provide the most-updated financial statements to the creditor as requested on a monthly base. The debtor has the responsibility to provide the creditor its audited annual report of the previous year in the first quarter of every year. As per request from the creditor, the debtor will provide the creditor reports on sales and finance sales data and information, and related documents.

     2. If the debtor and the guarantor of this contract have reached, or will reach, an counter-agreement on the guarantor's duty under this contract, such counter-agreement doesn't affect or alter any right of the creditor as defined in this contract.

     3. The debtor agrees to receive any credit investigation or audit from the creditor, and the debtor will provide all necessary assistance and cooperation.

     4. The debtor has the responsibility to formally notify the creditor before reducing its registered capital or making any business decision which can either change the structure of the debtor's business entity or affect the nature of the debtor's business function, which includes any partnership or cooperation with a foreign entity, any merger or reverse merger, any restructure of the business, etc.

     5. The debtor can't make any change in material to its asset by reducing the debtor's ability to pay back this loan under this contract.

     6. This loan has priority over any loan offered by any of the debtor's shareholders. The debtor bares no less responsibility to this loan than to any loan.

     7. The debtor will formally notify the creditor of any of the following events:

     a. Any violation of this contract or any violation of any contract in which the debtor is a party.

     b. Any change between the debtor and its subsidiary or parenting entity, any change in the debtor's executive members, any change of the debtor's business chapter, or any structural change of the debtor's business function.

     c. Any difficulty in the debtor's business or any negative impact on the debtor's financial status.

     d. Any major legal or criminal proceeding in which the debtor is a party of.

     e. Any event that might have any effect on the debtor's ability to pay back this loan.

     8. The debtor has the responsibility to deposit sufficient funds into the debtor's account at Bank of China 5 days prior to each principal payment's due date.

     9. Any fiscal settlement of this loan should be performed at the creditor's office or other branch of Bank of China. The result of the settlement should meet the standard set by the creditor.

     10. At the end of each fiscal settlement, if the after-tax net profit is zero or negative, or the after-tax net profit is not sufficient to compensate the fiscal loss from previous years, or the before-tax net profit hasn't been credit to the principal, interest, and fees which are due, or the before-tax net profit is not sufficient to credit to the principal, interest, and fees which will be due in the next scheduled payment, the debtor is prohibited from distributing any dividend or bonus to any of its shareholders.

     XII.    Violations and Penalties

     If the debtor doesn't make a scheduled payment on the loan principal on time, and hasn't previously reached an agreement on postponing this scheduled payment, the creditor has the right to charge interest on the overdue amount at an interest rate of 0.021% per day. In the event of interest rate change, this interest rate will be calculated coordinately.

     If the debtor doesn't make a scheduled payment on the loan interest in full on time, the creditor has the right to charge monthly or quarterly interest on the past-due interest on the annual interest rate defined by this contract. If a scheduled payment is past-due after such incident, this interest rate will be adjusted to 0.021% per day. After the principal is paid in fall, the creditor will charge interest on the remaining interest due on the annual interest rate defined by this contract. In the event of interest rate change, this interest rate will be calculated coordinately.

     If the debtor applies any portion of this loan to any usage other than the usage defined in Term III of this contract, the creditor has the right to charge a penalty on this portion at an interest rate of 0.05% per day. In the event of interest rate change, the penalty will be calculated coordinately.

     In any of the following event, the creditor has the right to prohibit the debtor from receiving any further distribution of this loan or to cancel any remaining portion of this loan which has not been distributed, and the creditor has the right to demand an immediate full payment of the distributed amount and its interest.

     1. No payment on the loan principal or interest is made by the debtor 15 days after its due date.

     2. The past-due payment of this loan and the misused amount of this loan combined reaches a total of RMB 1,000,000.

     3. The debtor makes any fault statement in Term XI or violate any commitment as defined in Term XI.

     4. Any violation committed by the debtor in any other contract in which a debtor is a party.

     5. Any violation committed by the guarantor, which affects the debtor's ability to commit to the responsibilities as defined by this contract.

     6. Termination, liquidation, or bankruptcy of the debtor's business practice.

     7. Any major downfall of the debtor's or the guarantor's financial status.

     8. The debtor can't provide the new asset for guarantee for this loan, as required by the creditor, after the original asset for guarantee is depreciated, damaged, lost, or confiscated.

     9. The construction project funded by this loan has major delay, or its construction expense exceeds the budget approved by the creditor.

     10. The quality of the construction project can't meet the national quality standard.

     XIII.   Direct Transfer

     The debtor agrees that the creditor can use Direct Transfer to obtain necessary funds from the debtor's accounts at Bank of China to pay for any fee or any portion of this loan owed by the debtor under this contract.

     XIV.    Tax

     Any tax or expense associated with the creation, the execution, or the resolution of dispute of this contract should be paid by the debtor, which includes stamp tax, interest reserve tax, expense on litigation, legal expense, etc.

     XV.     Compromise, Transfer, and Reserve of Rights

     The debtor has the responsibility to make all loan payments defined by this contract. The debtor should not make any compromise offer unless this offer is approved by the creditor.

     The debtor should not transfer any responsibility to any third party without a formal written authorization by the creditor.

     Any extension, compromise, or pardon of the loan given to the debtor by the creditor, or any temporary suspension of rights voluntarily conducted by the creditor, doesn't affect, alter, or restrict the rights of the creditor which are defined by this contract and protected by all related laws and regulations. Such extension, compromise, pardon, or temporary suspension of rights is neither an indication of surrender of rights and benefits under this contract by the creditor, nor an indication of pardon of responsibility under this contract to the debtor.

     XVI.    Amendments and Termination

     This contract can be altered, amended, or terminated by a formal written statement endorsed by both the creditor and the debtor. Any alternation or amendment to this contract is a inseparable addition to this contract.

     The termination of any single term of this contract doesn't affect the remaining terms.

     XVII.   Dispute and Implementation of Law

     This contract is governed under the laws or regulations of The People's Republic of China.

     Any dispute occurs during the period of this contract or any dispute associated with the execution of this contract should be resolved through negotiation between the creditor and the debtor. If no resolution can't be achieved between the creditor and the debtor, both parties have the right to present the case through legal proceeding.

     XVIII.  Appendixes

     The creditor and the debtor have agreed that the following appendixes and any other appendix approved by both parties are inseparable from this contract. They have the same legal binding power as this contract itself.

     1. Contract Guarantee submitted by Hebei Jiangong Construction Group, Inc. (Contract number 10, Year 2003)

     2. Contract Guarantee submitted by Yuangzhong Farm of Xingle City, Hebei (Contract number 12, Year 2003)

     3. Contract Guarantee on all new equipments purchased submitted by Hebei Aoxing Pharmaceutical Group Co. Ltd.

     XIX.    Effective Date

     This contract becomes effective with signatures of the authorized personals from the creditor and the debtor.

     This contract has five original copies. The creditor, the debtor, the guarantor, the Xingle City Bureau of Real Property, and the Xingle City Bureau of Land Development have one original copy of their owns. All copies have the same legal binding power.

     XX.     Notes

     The debtor and the creditor have undergone full negotiation for all terms in this contract.

     The creditor has recommended the debtor to pay very close attention to the terms defining the rights and responsibilities of both parties and to reach an accurate and complete understanding of these terms. The creditor, as required by the debtor, has provided full definition to these terms.

     All signing parties of this contract have reached the same understanding of this contract.